UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 9, 2015
Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Securityholders.

On June 9, 2015, Discovery Laboratories, Inc. (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”).  The following matters were voted on by the stockholders at the Annual Meeting: (i) the election of five directors; (ii) ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015; and (iii) the approval, on an advisory basis, of the compensation of the Company’s named executive officers, as described in the Company’s 2015 proxy statement.  The results of the stockholder votes are as follows:

(i)            Election of Directors: each of the nominees for director was elected by a plurality of the votes cast by stockholders as follows:

	For	Withheld	Broker Non-Votes
John R. Leone	41,192,742	4,579,336	25,934,732
John G. Cooper	39,885,886	5,886,192	25,934,732
Joseph M. Mahady	43,742,440	2,029,638	25,934,732
Bruce A. Peacock.	43,515,178	2,256,900	25,934,732
Marvin E. Rosenthale, Ph.D.	40,087,593	5,684,485	25,934,732

(ii)           Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm: this proposal was approved by a majority of shares present at the meeting and, therefore, was adopted.  The vote was as follows:

For	Against	Abstain
67,127,960	4,192,432	386,418

(iii)         The compensation of the Company’s named executive officers was approved, on an advisory basis, by a majority of the shares present at the meeting.  The vote was as follows:

For	Against	Abstain	Broker Non-Votes
42,599,615	2,803,674	368,789	25,934,732

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:	/s/John G. Cooper
Name: John G. Cooper
Title: President and Chief Executive Officer

Date:  June 9, 2015